Exhibit 99.1

Steve Madden Announces Fourth Quarter and Full Year 2024 Results

~ Provides 2025 Outlook ~

LONG ISLAND CITY, N.Y., February 26, 2025 – Steve Madden (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel, today announced financial results for the fourth quarter and full year ended December 31, 2024 and provided its 2025 outlook.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Full Year 2024 Results

●	Revenue increased 15.2% to $2,282.9 million, compared to $1,981.6 million in 2023.

●	Gross profit as a percentage of revenue was 41.0%, compared to 42.0% in 2023. Adjusted gross profit as a percentage of revenue was 41.1%, compared to 42.1% in 2023.

●	Operating expenses as a percentage of revenue were 30.6%, compared to 30.9% in 2023. Adjusted operating expenses as a percentage of revenue were 30.0%, compared to 30.6% in 2023.

●	Income from operations totaled $224.9 million, or 9.9% of revenue, compared to $213.2 million, or 10.8% of revenue, in 2023. Adjusted income from operations totaled $253.5 million, or 11.1% of revenue, compared to $228.5 million, or 11.5% of revenue, in 2023.

●	Net income attributable to Steven Madden, Ltd. was $169.4 million, or $2.35 per diluted share, compared to $171.6 million, or $2.30 per diluted share, in 2023. Adjusted net income attributable to Steven Madden, Ltd. was $192.4 million, or $2.67 per diluted share, compared to $182.7 million, or $2.45 per diluted share, in 2023.

Fourth Quarter 2024 Results

●	Revenue increased 12.0% to $582.3 million, compared to $519.7 million in the same period of 2023.

●	Gross profit as a percentage of revenue was 40.4%, compared to 41.3% in the same period of 2023. Adjusted gross profit as a percentage of revenue was 40.4%, compared to 41.7% in the same period of 2023.

●	Operating expenses as a percentage of revenue were 32.9%, compared to 32.4% in the same period of 2023. Adjusted operating expenses as a percentage of revenue were 31.4%, compared to 31.5% in the same period of 2023.

●	Income from operations totaled $46.7 million, or 8.0% of revenue, compared to $39.9 million, or 7.7% of revenue, in the same period of 2023. Adjusted income from operations totaled $52.6 million, or 9.0% of revenue, compared to $53.0 million, or 10.2% of revenue, in the same period of 2023.

●	Net income attributable to Steven Madden, Ltd. was $34.8 million, or $0.49 per diluted share, compared to $35.9 million, or $0.49 per diluted share, in the same period of 2023. Adjusted net income attributable to Steven Madden, Ltd. was $39.3 million, or $0.55 per diluted share, compared to $45.0 million, or $0.61 per diluted share, in the same period of 2023.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We are pleased to have delivered earnings results at the high end of our guidance range for the fourth quarter and full year 2024. For the year, revenue grew 15% and Adjusted diluted EPS increased 9% compared to 2023. Our strong performance in 2024 was driven by our team’s disciplined execution of our key strategic initiatives, with robust gains in international markets, non-footwear categories and direct-to-consumer channels, as well as a return to revenue growth in our U.S. wholesale footwear business.

“Looking ahead, we are cautious on the near-term outlook, as we face meaningful headwinds in 2025, most notably the impact of new tariffs on goods imported into the United States. That said, we have a proven ability to navigate difficult market conditions with our agile business model, and we are set to add a powerful new growth engine to the company with the pending acquisition of Kurt Geiger, which we expect to close in the second quarter of 2025. The Kurt Geiger London brand has exhibited exceptional growth over the last several years driven by its unique brand image, distinctive design aesthetic and compelling value proposition. Its differentiated and elevated positioning – and its alignment with our strategic initiatives of expanding in international markets, accessories categories and direct-to-consumer channels – make it a highly attractive and complementary addition to our portfolio.”

Fourth Quarter 2024 Channel Results

Revenue for the wholesale business in the fourth quarter of 2024 was $402.9 million, a 13.6% increase compared to the fourth quarter of 2023. Wholesale footwear revenue increased 1.0%, and wholesale accessories/apparel revenue increased 35.4%. Gross profit as a percentage of wholesale revenue was 30.5%, compared to 31.7% in the fourth quarter of 2023, primarily driven by a greater mix of private label business.

Direct-to-consumer revenue in the fourth quarter of 2024 was $176.0 million, an 8.4% increase compared to the fourth quarter of 2023, driven by increases in both the brick-and-mortar and e-commerce businesses. Gross profit as a percentage of direct-to-consumer revenue was 62.0%, compared to 62.7% in the fourth quarter of 2023, driven by an increase in promotional activity.

The Company ended the year with 291 Company-operated brick-and-mortar retail stores and five e-commerce websites, as well as 42 Company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of December 31, 2024, cash, cash equivalents and short-term investments totaled $203.4 million. Inventory totaled $257.6 million as of the same date, compared to $229.0 million at the end of 2023.

During the fourth quarter and full year of 2024, the Company spent approximately $2.6 million and $98.4 million, respectively, on repurchases of its common stock, which includes shares acquired through the net settlement of employees’ stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on March 21, 2025 to stockholders of record as of the close of business on March 10, 2025.

2025 Outlook

For 2025, the Company expects revenue will increase 17% to 19% compared to 2024. The Company expects diluted EPS will be in the range of $2.30 to $2.40. This outlook assumes the Kurt Geiger acquisition closes on May 1, 2025.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, February 26, 2025 at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s fourth quarter and fiscal year end 2024 earnings results and fiscal year 2025 outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://edge.media-server.com/mmc/p/qhnpppyo beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, and ATM®, Steve Madden licenses footwear, handbags and certain accessories for the Anne Klein® brand. In addition, Steve Madden designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. In addition, Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories. For local store information and the latest boots, booties, fashion sneakers, dress shoes, sandals, and more, please visit www.stevemadden.com, www.dolcevita.com and the Company’s other branded websites.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;

●	the Company’s ability to compete effectively in a highly competitive market;

●	the Company’s ability to adapt its business model to rapid changes in the retail industry;

●	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;

●	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as their ability to meet the Company’s quality standards;

●	the Company’s dependence on the hiring and retention of key personnel;

●	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;

●	risks associated with the pending acquisition of Kurt Geiger, including the possibility that the transaction may not be completed on the anticipated timeline or at all;

●	the Company’s ability to navigate current changes in and potential future changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;

●	the Company’s ability to adequately protect its trademarks and other intellectual property rights;

●	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;

●	geopolitical tensions in the regions in which we operate and any related challenging macroeconomic conditions globally that may materially adversely affect our customers, vendors, and partners, and the duration and extent to which these factors may impact our future business and operations, results of operations and financial condition;

●	the Company’s ability to navigate shifting macroeconomic environments, including but not limited to inflation and the potential for recessionary conditions;

●	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;

●	changes in United States and foreign tax laws that could have an adverse effect on the Company’s financial results;

●	additional tax liabilities resulting from audits by various taxing authorities;

●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;

●	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and

●	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$578,820	$517,054	$2,272,266	$1,971,474
Commission and licensing fee income	3,498	2,660	10,661	10,108
Total revenue	582,318	519,714	2,282,927	1,981,582
Cost of sales	346,874	304,887	1,345,995	1,149,168
Gross profit	235,444	214,827	936,932	832,414
Operating expenses	191,593	168,374	698,936	612,672
Change in valuation of contingent payment liability	(2,894)	—	2,722	—
Impairment of intangibles	—	6,520	10,335	6,520
Income from operations	46,745	39,933	224,939	213,222
Interest and other income, net	1,229	1,494	5,538	7,392
Income before provision for income taxes	47,974	41,427	230,477	220,614
Provision for income taxes	10,171	4,420	54,575	46,639
Net income	37,803	37,007	175,902	173,975
Less: net income attributable to noncontrolling interest	3,002	1,126	6,512	2,421
Net income attributable to Steven Madden, Ltd.	$34,801	$35,881	$169,390	$171,554

Basic income per share	$0.49	$0.50	$2.38	$2.34

Diluted income per share	$0.49	$0.49	$2.35	$2.30

Basic weighted average common shares outstanding	70,555	72,321	71,274	73,337

Diluted weighted average common shares outstanding	71,459	73,491	71,963	74,565

Cash dividends declared per common share	$0.21	$0.21	$0.84	$0.84

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of
	December 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$189,924	$204,640
Short-term investments	13,484	15,173
Accounts receivable, net of allowances	45,653	40,246
Factor accounts receivable	348,659	320,723
Inventories	257,625	228,990
Prepaid expenses and other current assets	34,463	29,009
Income tax receivable and prepaid income taxes	4,887	16,051
Total current assets	894,695	854,832
Property and equipment, net	57,388	47,199
Operating lease right-of-use asset	139,695	122,783
Deferred tax assets	610	609
Deposits and other	22,214	16,250
Goodwill	183,737	180,003
Intangibles, net	113,432	126,267
Total Assets	$1,411,771	$1,347,943
LIABILITIES
Current liabilities:
Accounts payable	$206,889	$161,140
Accrued expenses	142,452	154,751
Operating leases - current portion	43,172	40,342
Income taxes payable	6,147	5,998
Contingent payment liability - current portion	—	3,325
Accrued incentive compensation	15,061	12,068
Total current liabilities	413,721	377,624
Contingent payment liability - long-term portion	7,565	9,975
Operating leases - long-term portion	109,816	98,536
Deferred tax liabilities	4,628	8,606
Other liabilities	44	5,170
Total Liabilities	535,774	499,911
STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	847,719	829,598
Noncontrolling interest	28,278	18,434
Total stockholders’ equity	875,997	848,032
Total Liabilities and Stockholders’ Equity	$1,411,771	$1,347,943

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended
	December 31, 2024	December 31, 2023
	(Unaudited)
Cash flows from operating activities:
Net income	$175,902	$173,975
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation	26,539	24,148
Depreciation and amortization	20,010	15,501
Loss on disposal of fixed assets	112	204
Impairment of intangibles	10,335	6,520
Deferred taxes	(4,703)	6,105
Loss on divestiture of business	3,199	—
Accrued interest on note receivable – related party	—	(8)
Note receivable – related party	—	409
Change in valuation of contingent liability	2,722	—
Other operating activities	(575)	(23)
Changes, net of acquisitions, in:
Accounts receivable	(6,947)	(1,308)
Factor accounts receivable	(31,542)	(18,647)
Inventories	(30,567)	25,303
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	133	(1,060)
Accounts payable and accrued expenses	37,339	7,052
Accrued incentive compensation	3,118	280
Leases and other liabilities	(6,979)	(8,061)
Payment of contingent consideration	—	(1,153)
Net cash provided by operating activities	198,096	229,237

Cash flows from investing activities:
Capital expenditures	(25,911)	(19,470)
Purchases of short-term investments	(21,405)	(25,688)
Maturity/sale of short-term investments	22,139	25,872
Acquisition of businesses	(13,976)	(75,271)
Other investing activities	(340)	(5,335)
Net cash used in investing activities	(39,493)	(99,892)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,613	1,205
Investment of noncontrolling interest	—	4,486
Acquisition of incremental ownership of joint ventures	(1,500)	—
Distributions to noncontrolling interest earnings	—	(1,102)
Common stock repurchased and net settlements of stock awards	(98,433)	(142,348)
Cash dividends paid on common stock	(61,039)	(63,177)
Payment of contingent consideration	(8,547)	—
Net cash used in financing activities	(167,906)	(200,936)
Effect of exchange rate changes on cash and cash equivalents	(5,413)	1,518
Net change in cash and cash equivalents	(14,716)	(70,073)
Cash and cash equivalents – beginning of year	204,640	274,713
Cash and cash equivalents – end of year	$189,924	$204,640

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. The following reconciles the Company’s reported results and outlook in accordance with GAAP with the non-GAAP information that the Company also presents. Additional information regarding Non-GAAP Adjustments is presented below.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP gross profit	$235,444	$214,827	$936,932	$832,414
Non-GAAP Adjustments	42	2,023	435	2,023
Adjusted gross profit	$235,486	$216,850	$937,367	$834,437

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP operating expenses	$191,593	$168,374	$698,936	$612,672
Non-GAAP Adjustments	(8,736)	(4,485)	(15,038)	(6,784)
Adjusted operating expenses	$182,857	$163,889	$683,898	$605,888

Table 3 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP income from operations	$46,745	$39,933	$224,939	$213,222
Non-GAAP Adjustments	5,884	13,029	28,529	15,327
Adjusted income from operations	$52,629	$52,962	$253,468	$228,549

Table 4 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP provision for income taxes	$10,171	$4,420	$54,575	$46,639
Non-GAAP Adjustments	1,342	3,391	5,374	3,700
Adjusted provision for income taxes	$11,513	$7,811	$59,949	$50,339

Table 5 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP net income attributable to noncontrolling interest	$3,002	$1,126	$6,512	$2,421
Non-GAAP Adjustments	—	498	155	498
Adjusted net income attributable to noncontrolling interest	$3,002	$1,624	$6,667	$2,919

Table 6 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP net income attributable to Steven Madden, Ltd.	$34,801	$35,881	$169,390	$171,554
Non-GAAP Adjustments	4,542	9,140	23,000	11,129
Adjusted net income attributable to Steven Madden, Ltd.	$39,343	$45,021	$192,390	$182,683

GAAP diluted income per share	$0.49	$0.49	$2.35	$2.30
Adjusted diluted income per share	$0.55	$0.61	$2.67	$2.45

Non-GAAP Adjustments include the items below.

For the fourth quarter 2024:

●	$1.8 million pre-tax ($1.3 million after-tax) expense in connection with severances and related charges, included in operating expenses.

●	$3.4 million pre-tax ($2.6 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.

●	$3.6 million pre-tax ($2.8 million after-tax) expense in connection with acquisitions, formation of joint ventures and reorganization of foreign entities, included in operating expenses.

●	$2.9 million pre-tax ($2.2 million after-tax) benefit in connection with the change in valuation of a contingent consideration liability in connection with the acquisition of Almost Famous.

For the fourth quarter 2023:

●	$2.0 million pre-tax ($1.5 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory acquired in the Almost Famous acquisition, included in cost of goods sold.

●	$2.0 million pre-tax ($1.5 million after-tax) expense in connection with certain severances, termination benefits and a corporate office relocation, included in operating expenses.

●	$2.4 million pre-tax ($1.9 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.

●	$6.5 million pre-tax ($5.0 million after-tax) expense in connection with a trademark impairment.

●	$0.3 million tax benefit in connection with deferred tax adjustments.

●	$0.5 million loss attributable to noncontrolling interest in connection with a trademark impairment.

For the full year 2024:

●	$0.4 million pre-tax ($0.3 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of goods sold.

●	$1.8 million pre-tax ($1.3 million after-tax) expense in connection with severances and related charges, included in operating expenses.

●	$3.2 million pre-tax ($3.7 million after-tax) expense in connection with a divestiture of a business, included in operating expenses.

●	$3.4 million pre-tax ($2.6 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.

●	$6.7 million pre-tax ($5.2 million after-tax) expense in connection with acquisitions, formation of joint ventures and reorganization of foreign entities, included in operating expenses.

●	$2.7 million pre-tax ($2.1 million after-tax) expense in connection with the change in valuation of a contingent consideration liability in connection with the acquisition of Almost Famous.

●	$10.3 million pre-tax ($7.9 million after-tax) expense in connection with trademark impairments.

For the full year 2023:

●	$2.0 million pre-tax ($1.5 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory acquired in the Almost Famous acquisition, included in cost of goods sold.

●	$2.2 million pre-tax ($1.6 million after-tax) benefit in connection with the dissolution of an entity in Asia, included in operating expenses.

●	$2.4 million pre-tax ($1.9 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.

●	$2.7 million pre-tax ($2.3 million after-tax) expense in connection with the write-off of an investment in a subsidiary in Asia, included in operating expenses.

●	$3.8 million pre-tax ($2.9 million after-tax) expense in connection with certain severances, termination benefits and a corporate office relocation, included in operating expenses.

●	$6.5 million pre-tax ($5.0 million after-tax) expense in connection with a trademark impairment.

●	$0.3 million tax benefit in connection with deferred tax adjustments.

●	$0.5 million loss attributable to noncontrolling interest in connection with a trademark impairment.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com